Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 shelley.whiddon@alliancedata.com	Conversant Josh Dysart – Media 312-810-7496 jdysart@conversantmedia.com

SIGNET JEWELERS LTD. SHINES WITH ALLIANCE DATA'S CONVERSANT
AND EPSILON, SIGNS EXPANSION AGREEMENT FOR DIGITAL
MARKETING PLATFORM

Signet to leverage Conversant's MesobaseSM platform and Epsilon's data services for better marketing campaign performance

PLANO, TX – May 22, 2018 – Conversant®, the digital media arm of Epsilon®, an Alliance Data (NYSE: ADS) company, today announced an expanded relationship with Signet Jewelers Ltd. (NYSE: SIG), the largest specialty jewelry retailer in the United States. Conversant and Epsilon will provide digital marketing capabilities and data services that enable Signet to analyze, activate and measure digital advertising.

Signet's agreement with Conversant is an expansion of its current agreement with Alliance Data's card services business, which was signed in 2017. Alliance Data currently provides private label credit cards and marketing services for Signet's United States jewelry banners, including Kay Jewelers, Jared The Galleria Of Jewelry, Zales and nine Signet regional brands. Additionally, Conversant and Epsilon have provided personalized marketing services for Signet's brands since 2016.

Under the new agreement, Signet will leverage Conversant's digital marketing platform, MesobaseSM, to enhance its consumer data and extend its marketing programs across all channels. Mesobase, which does not include consumers' personally identifiable information, will create a single view of Signet's customers and enable cost-efficiencies by reaching those customers whether they shop online or in stores. Mesobase will also provide Signet with the ability to analyze the customer journey in order to determine where customers interact with the company's brands, and apply the appropriate decisions for marketing and analytic efforts.

Epsilon will provide marketing data services to enable Signet to identify insights that inform its marketing strategy to drive sales across channels. Combining Conversant's Mesobase and Epsilon's data services will enable Signet to effectively reach key audiences with an interest in the banner, and provide accurate measurement to drive better marketing campaign performance.

In addition to providing private label credit card programs, Alliance Data's card services business will provide dedicated, analytical expertise to activate the insights from Conversant's Mesobase and Epsilon's marketing data services.

"Alliance Data's card services business, Epsilon and Conversant have become trusted partners. As an anonymous yet fully-transparent platform, Mesobase is a key tool that will enable our data science and marketing teams to transform the way Signet approaches its Customer First strategy," said Todd Birchenough, Signet's SVP of retail analytics. "As relevancy and value proposition become the hallmarks of the customer journey in an omnichannel environment, it is now possible to use deep data and analytics to personalize that unique benefit proposition between shoppers and the merchandise, in-store experience and marketing touchpoints across all of our store banners. This latest digital technology will enable Signet to engage with customers at each step in their purchase journey, across all devices, ensuring that they have a best-in-class, fully connected in-store and online experience. Working with hundreds and even thousands of characteristics of each anonymous individual, Signet is moving beyond segment-based communications to journey-based and trigger-moment-inspired outreach that focuses on the customer needs rather than the jewelry products within our stores."

"We're excited at the opportunity to continue growing our relationship with Signet through the adoption of our new platform, Mesobase, which gives marketers complete control of their data so they can directly see the impact of their marketing efforts," said Bryan Kennedy, chief executive officer, Epsilon/Conversant. "CMOs want to know which of their customers are buying from the brand and which are not. Mesobase realizes the promise of one-to-one communication originally made by data management platforms (DMPs) and, most recently, customer data platforms (CDPs). However, unlike DMPs and CDPs, Mesobase's transparency assures marketers don't have to worry about the validity of their results."

About Signet Jewelers
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates over 3,500 stores primarily under the name brands of Kay Jewelers,  Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

About Epsilon
Epsilon® is an all-encompassing global marketing innovator. We provide unrivaled data intelligence and customer insights, world-class technology including loyalty, email and CRM platforms and data-driven creative, activation and execution. Epsilon's digital media arm, Conversant®, is a leader in personalized digital advertising and insights through its proprietary technology and trove of consumer marketing data, delivering digital marketing with unprecedented scale, accuracy and reach through personalized media programs and through CJ Affiliate by Conversant®, one of the world's largest affiliate marketing networks. Together, we bring personalized marketing to consumers across offline and online channels, at moments of interest, that help drive business growth for brands. An Alliance Data® company, Epsilon employs over 8,000 associates in 70 offices worldwide. For more information, visit www.epsilon.com and follow us on Twitter @EpsilonMktg.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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